As filed with the Securities and Exchange Commission on April 2, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTHWEST AIRLINES CORPORATION
(DEBTOR-IN-POSSESSION)
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

41-1905580

(I.R.S. Employer Identification No.)

2700 Lone Oak Parkway

Eagan, Minnesota 55121-1534

(612) 726-2111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael L. Miller

Vice President - Law and Secretary

Northwest Airlines Corporation
(Debtor-In-Possession)

2700 Lone Oak Parkway

Eagan, Minnesota 55121-1534

(612) 726-2111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth A Lefkowitz, Esq.

Gary J. Simon, Esq.

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, New York 10004-1482

(212) 837-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.01 per share	$750,000,006	$23,025.00

(1)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
(NOT PART OF THE PROSPECTUS)

This registration statement relates to the proposed resale of common stock of Northwest Airlines Corporation, a Delaware corporation, which we refer to as “NWA Corp.,” by the selling stockholders to be set forth herein. On September 14, 2005, NWA Corp. and 12 of its direct and indirect subsidiaries filed voluntary petitions for reorganization under Chapter 11of the United States Bankruptcy Code, which we refer to as “Chapter 11,” in the United States Bankruptcy Court for the Southern District of New York, which we refer to as the “Bankruptcy Court.” Subsequently, on September 30, 2005, NWA Aircraft Finance, Inc., an indirect subsidiary of NWA Corp., also filed a voluntary petition for relief under Chapter 11. We refer to NWA Corp. and such 13 subsidiaries collectively as the “Debtors.” The Bankruptcy Court is jointly administering these cases under the caption “In re Northwest Airlines Corporation, et al., Case No. 05-17930 (ALG).” On January 12, 2007, the Debtors filed with the Bankruptcy Court the Debtors’ Joint and Consolidated Plan of Reorganization Under Chapter 11. On February 15, 2007, NWA Corp. filed with the Bankruptcy Court the First Amended Joint and Consolidated Plan of Reorganization under Chapter 11, which as amended or supplemented we refer to as the “Plan,” and the initial form of the disclosure statement relating to the Plan, which as amended or supplemented we refer to as the “Disclosure Statement.” On March 30, 2007, the Bankruptcy Court entered orders approving the Disclosure Statement and the equity commitment agreement dated February 12, 2007 among NWA Corp., Northwest Airlines, Inc., as guarantor, and J.P. Morgan Securities Inc.

Under the Plan, (i) 225,788,536 shares of our new common stock will be issued to holders of certain general unsecured claims, (ii) 8,622,772 shares of our new common stock will be issued to such holders who also hold a guaranty from a Debtor, (iii) 9,788,692 shares of our new common stock will be issued under a management equity plan, (iv) 23,611,111 shares of our new common stock will be sold pursuant to a rights offering, for which J.P. Morgan Securities Inc. and, pursuant to a syndication agreement, other standby purchasers will provide a backstop, and (v) 4,166,667 shares of our new common stock also will be purchased from NWA Corp. by J.P. Morgan Securities Inc. and such other standby purchasers. Some or all of such purchasers also may be entitled to certain of the shares referred to in clause (i) in partial satisfaction of unsecured claims held by them. This registration statement currently relates to the proposed resale of such 23,611,111 shares as are purchased in such backstop and such 4,166,667 other shares to be purchased from us by J.P. Morgan Securities Inc. and such other standby purchasers. In addition, this registration statement may be amended prior to effectiveness to register such number of shares of our common stock as are allocated to the selling stockholders in the initial distribution of our common stock under the Plan pursuant to the terms thereof in respect of such unsecured claims and as are purchased by such selling stockholders upon exercise of rights. We may subsequently register any additional shares of our common stock allocated to the selling stockholders in subsequent distributions under the Plan in respect of such unsecured claims. Current shareholders of NWA Corp. will receive no distributions under the Plan and their outstanding stock will be cancelled.

It is expected that this registration statement will not become effective prior to the effective date of the Plan. Therefore, except as otherwise noted or suggested by context, all references to our common stock and the capitalization of NWA Corp. contained in this registration statement mean our common stock to be outstanding and the capitalization of NWA Corp. following the effectiveness of the Plan, and all references to our “prior common stock” mean our common stock outstanding prior to such date.

In addition, the financial information incorporated by reference into this registration statement reflects the historical consolidated results of operations and financial condition of NWA Corp. for the periods presented. That financial information does not reflect, among other things, any effects of the transactions contemplated by the Plan or any fresh-start accounting, which NWA Corp. expects to adopt upon NWA Corp.’s emergence from bankruptcy. Thus, such financial information may not be representative of NWA Corp.’s results of operations or financial condition after the effective date of the Plan.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the registrant is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 2, 2007

Prospectus

NORTHWEST AIRLINES CORPORATION

27,777,778 Shares of Common Stock

This prospectus relates to up to 27,777,778 shares of our common stock, par value $0.01 per share, which we sometimes refer to as our common stock, which may be offered for sale from time to time by the stockholders named under the heading “Selling Stockholders,” whom we refer to as the selling stockholders. The shares of our common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices or varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus and any prospectus supplement may be offered by the selling stockholders directly to investors or to or through underwriters, dealers or other agents. We do not know when or in what amounts a selling stockholder may offer these shares of common stock for sale. The selling stockholders may sell all, some or none of the shares of common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling stockholders.

Prior to the date of this prospectus, there has been no public market for our common stock. We intend to apply to list our common stock for trading on the          under the symbol         .

Investing in our common stock involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2007

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
PROSPECTUS SUMMARY
RISK FACTORS
INCORPORATION BY REFERENCE
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DIVIDEND POLICY
THE REORGANIZATION
SELLING STOCKHOLDERS
DESCRIPTION OF CAPITAL STOCK
PLAN OF DISTRIBUTION
SHARES OF COMMON STOCK ISSUED IN THE REORGANIZATION ELIGIBLE FOR FUTURE SALES
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION

i

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. The selling stockholders may offer and sell, from time to time, under this prospectus an aggregate of up to 27,777,778 shares of common stock. In some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the selling stockholders and the terms on which they are offering and selling our common stock. We may also add, update or change in a prospectus supplement information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, before you make any investment decision.

On September 14, 2005, NWA Corp. and 12 of its direct and indirect subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code, which we refer to as “Chapter 11,” in the United States Bankruptcy Court for the Southern District of New York, which we refer to as the “Bankruptcy Court.” Subsequently, on September 30, 2005, NWA Aircraft Finance, Inc., an indirect subsidiary of NWA Corp., also filed a voluntary petition for relief under Chapter 11. We refer to NWA Corp. and such 13 subsidiaries collectively as the “Debtors.” The Bankruptcy Court is jointly administering these cases under the caption “In re Northwest Airlines Corporation, et al., Case No. 05-17930 (ALG).” On January 12, 2007, the Debtors filed with the Bankruptcy Court the Debtors’ Joint and Consolidated Plan of Reorganization Under Chapter 11.  On February 15, 2007, NWA Corp. filed with the Bankruptcy Court the First Amended Joint and Consolidated Plan of Reorganization under Chapter 11, which as amended or supplemented we refer to as the “Plan,” and the initial form of the disclosure statement relating to the Plan, which as amended or supplemented we refer to as the “Disclosure Statement.” On March 30, 2007, the Bankruptcy Court entered orders approving the Disclosure Statement and the equity commitment agreement dated February 12, 2007 among NWA Corp., Northwest Airlines, Inc., as guarantor, and J.P. Morgan Securities Inc., which we refer to as the “Equity Commitment Agreement.”

The selling stockholders named herein will have acquired their shares covered by this prospectus pursuant to the Plan, including in accordance with the Equity Commitment Agreement, both of which are more fully described herein and in the documents incorporated by reference herein. We agreed to use commercially reasonable efforts to register for resale the shares of our common stock covered by this prospectus.  See “The Reorganization — Equity Commitment Agreement.”

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement. Neither we nor any selling stockholder has authorized anyone to provide you with information different from that contained in this prospectus or any accompanying prospectus supplement.

In connection with the Plan, the Debtors were required to prepare projected financial information to demonstrate to the Bankruptcy Court the feasibility of the Plan and the ability of the Debtors to continue operations upon emergence from bankruptcy. Neither these projections, which are contained in a form of the Disclosure Statement previously filed with the SEC, nor any form of the Disclosure Statement should be considered or relied upon in connection with the purchase of our common stock. Neither the projections nor any form of the Disclosure Statement were prepared for the purpose of any offering of our common stock and have not been, and may not be, updated on an ongoing basis. The projections reflect numerous assumptions concerning our anticipated future performance and prevailing and anticipated market and economic conditions at the time they were prepared that were and continue to be beyond our control and that may not materialize. Projections are inherently subject to uncertainties and to a wide variety of significant business, economic and competitive

ii

risks, including those risks discussed under “Risk Factors” in this prospectus and incorporated by reference herein. Our actual results will vary from those contemplated by the projections and the variations may be material. As a result, you should not rely upon the projections or any form of the Disclosure Statement in deciding whether to invest in our common stock.

It is expected that the registration statement of which this prospectus forms a part will not become effective prior to the effective date of the Plan. Therefore, except as otherwise noted or suggested by context, all references to our common stock and the capitalization of NWA Corp. contained in this prospectus mean our common stock to be outstanding and the capitalization of NWA Corp. following the effective date of the Plan and all references to our “prior common stock” mean our common stock outstanding prior to such date.

The selling stockholders may only offer to sell, and seek offers to buy, shares of our common stock in jurisdictions where offers and sales are permitted. The information contained in this prospectus speaks only as of the date of this prospectus.

The consolidated financial statements incorporated by reference herein have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code (“SOP 90-7”), and on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of post-petition liabilities in the ordinary course of business.  In accordance with SOP 90-7, the financial statements for the periods presented distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of NWA Corp.  The consolidated financial statements incorporated by reference herein include certain subsidiaries that did not file to reorganize under Chapter 11.  The assets and liabilities of these subsidiaries are not considered material to the consolidated financial statements.

In addition, the actual financial information incorporated by reference in this registration statement reflects the historical consolidated results of operations and financial condition of NWA Corp. for the periods presented. That financial information does not reflect, among other things, any effects of the transactions contemplated by the Plan or any fresh-start accounting, which NWA Corp. expects to adopt upon NWA Corp.’s emergence from bankruptcy. Thus, such financial information may not be representative of NWA Corp.’s results of operation or financial condition after the effective date of the Plan.

iii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

Our Company

Northwest Airlines Corporation, which we refer to as “NWA Corp.,” is the parent corporation of Northwest Airlines, Inc.  Unless otherwise indicated, the terms “we,” “us” and “our” refer to NWA Corp. and all consolidated subsidiaries.  Northwest Airlines, Inc. operates the world’s sixth largest airline, as measured by 2006 revenue passenger miles, and is engaged in the business of transporting passengers and cargo.  Northwest Airlines, Inc. began operations in 1926.  Northwest Airlines, Inc.’s business focuses on the operation of a global airline network through its strategic assets that include:

•                  domestic hubs at Detroit, Minneapolis/St. Paul and Memphis;

•                  an extensive Pacific route system with a hub in Tokyo;

•                  a transatlantic joint venture with KLM Royal Dutch Airlines, which operates through a hub in Amsterdam;

•                  a domestic and international alliance with Continental Airlines, Inc. and Delta Air Lines, Inc.;

•                  membership in SkyTeam, a global airline alliance with KLM, Continental, Delta, Air France, Alitalia, Aeroméxico, CSA Czech Airlines, Korean Air and Aeroflot;

•                  agreements with three domestic regional carriers, including Pinnacle Airlines, Inc. and Mesaba Aviation, Inc., each of which operates as Northwest Airlink, and Compass Airlines, Inc., a wholly-owned subsidiary, which will operate as a Northwest Airlink carrier; and

•                  a cargo business that operates a dedicated freighter fleet of aircraft through hubs in Anchorage and Tokyo.

Chapter 11 Reorganization

On January 12, 2007, the Debtors filed with the Bankruptcy Court an initial form of the Plan.  On February 15, 2007, NWA Corp. filed with the Bankruptcy Court an amended form of the Plan and the initial form of the Disclosure Statement.  On March 30, 2007, the Bankruptcy Court entered orders approving the Disclosure Statement and the Equity Commitment Agreement.

The Plan provides for the treatment of claims of creditors and the implementation of agreements with key labor groups, lenders and suppliers, as well as the raising of new equity capital by NWA Corp.  The Plan proposes to restructure NWA Corp.’s balance sheet through the elimination of all pre-petition unsecured debt. Under the Plan, (i) 225,788,536 shares of our common stock will be issued to holders of certain general unsecured claims; (ii) 8,622,772 shares of our common stock will be issued to such holders who also hold a guaranty from a Debtor; (iii) 9,788,692 shares of our common stock will be issued under a management equity plan; (iv) 23,611,111 shares of our common stock will be sold pursuant to a rights offering, which we refer to as the “Rights Offering,” for which in accordance with the Equity Commitment Agreement and a related syndication agreement J.P. Morgan Securities Inc. and other purchasers, which we refer to collectively as the “Backstop Purchasers,” will provide a backstop; and (v) 4,166,667 shares of our common stock also will be purchased from NWA Corp. by J.P. Morgan Securities Inc. and the other Backstop Purchasers. Some or all of such purchasers also may be entitled to certain of the shares referred to in clause (i) in partial satisfaction of unsecured claims held by them. The registration statement of which this prospectus forms a part relates to the proposed resale of such of the 23,611,111 shares of our common stock as are purchased by J.P. Morgan Securities Inc. and the other Backstop Purchasers and such 4,166,667 shares of our common stock to be purchased by J.P. Morgan Securities Inc. and the other Backstop Purchasers.  In addition, this prospectus may be amended prior to effectiveness of the registration statement to include such number of shares of our common stock allocated to the selling stockholders in the initial distribution of our common stock under the Plan pursuant to the terms thereof in respect of the unsecured claims held by them and purchased by them upon exercise of rights. We may subsequently register any additional shares of our common stock allocated to the selling stockholders in subsequent distributions under the Plan in respect of the unsecured claims held by them. Shareholders of NWA Corp. prior to the effective date of the Plan will receive no distributions under the Plan and their stock outstanding prior to that date will be cancelled.

NWA Corp. will distribute the Plan and the Disclosure Statement to its creditors and begin a period of solicitation of creditors for acceptance of the Plan.

Corporate Information

Our principal executive offices are located at 2700 Lone Oak Parkway, Eagan, MN 55121-1534 and our telephone number at that address is (612) 726-2111.  Our principal website is located at http://www.nwa.com.

THE OFFERING

The selling stockholders may offer all, some or none of their shares of our common stock. Please see “Plan of Distribution.” The outstanding share information shown below is based on shares that will be outstanding immediately after distributions are made pursuant to the Plan and includes: 225,788,536 shares of our common stock issued to holders, which may include some or all of the selling stockholders, of certain general unsecured claims; 8,622,772 shares of our common stock issued to such holders who also hold a guaranty from a Debtor; 9,788,692 shares of our common stock issued under a management equity plan; 23,611,111 shares of our common stock sold pursuant to the Rights Offering or purchased by J.P. Morgan Securities Inc. and the other Backstop Purchasers under the Equity Commitment Agreement and related syndication agreement; and 4,166,667 shares of our common stock purchased from us by J.P. Morgan Securities Inc. and the other Backstop Purchasers under the Equity Commitment Agreement and related syndication agreement.

Outstanding common stock prior to and after this offering(1) . . . .	271,977,778 shares

Common stock that may be offered by the selling stockholders . .	Up to 27,777,778 shares

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	We will not receive any of the proceeds from this offering.

Proposed Symbol . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Determination of Offering Price . . . . . . . . . . . . . . . . . . . . . . . . . .	The selling stockholders may sell all or any part of the shares of our common stock offered hereby from time to time at those prices as they may determine at the time of sale.

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

See the risks that are described under “Risk Factors” in this prospectus and included in our Annual Report on Form 10-K for the year ended December 31, 2006 and certain of our other filings with the SEC for a discussion of the factors you should consider carefully before deciding to invest in our common stock.

(1)          Represents the number of shares that will be outstanding upon the effective date of the Plan, and excludes any shares issuable pursuant to the exercise of stock options. Holders of outstanding shares of our prior common stock and preferred stock prior to that date will no longer have any interest as stockholders in NWA Corp. by virtue of such ownership prior to emergence from bankruptcy.

RISK FACTORS

You should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference herein, unless expressly provided otherwise, and, in particular, the risk factors described below and those described in our Annual Report on Form 10-K for the year ended December 31, 2006 and certain of our other filings with the SEC.  In addition, those risks described below, elsewhere in this prospectus and in any document incorporated by reference herein are not the only ones we are facing.  Such risks are considered to be the most material.  However, there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results.  Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends and should not be used to anticipate results or trends in future periods.

Risks Related to Emergence from Bankruptcy

Our actual financial results may vary significantly from the projections filed with the Bankruptcy Court.

In connection with the Plan process, the Debtors were required to prepare projected financial information to demonstrate to the Bankruptcy Court the feasibility of the Plan and the ability of the Debtors to continue operations upon emergence from bankruptcy.  As filed with the Bankruptcy Court on February 15, 2007, as part of the initial form of the Disclosure Statement, which also was filed with the SEC, and as part of the Disclosure Statement approved by the Bankruptcy Court, the projections reflected numerous assumptions concerning anticipated future performance and prevailing and anticipated market and economic conditions that were and continue to be beyond our and the other Debtors’ control and that may not materialize.  Projections are inherently subject to uncertainties and to a wide variety of significant business, economic and competitive risks.  Our actual results will vary from those contemplated by the projections and the variations may be material. Neither these projections nor any form of the Disclosure Statement should be considered or relied upon in connection with the purchase of our common stock.

Because our consolidated financial statements are expected to reflect fresh-start accounting adjustments to be made upon emergence from bankruptcy, financial information in our future financial statements will not be comparable to NWA Corp.’s financial information from prior periods.

Upon emergence from Chapter 11, we expect to adopt fresh-start accounting in accordance with SOP 90-7, pursuant to which our reorganization value, which represents the fair value of the entity before considering liabilities and approximates the amount a willing buyer would pay for the assets of the entity immediately after the reorganization, will be allocated to the fair value of assets in conformity with Statement of Financial Accounting Standards No. 141, Business Combinations, using the purchase method of accounting for business combinations.  We will state liabilities, other than deferred taxes, at a present value of amounts expected to be paid.  The amount remaining after allocation of the reorganization value to the fair value of identified tangible and intangible assets will be reflected as goodwill, which is subject to periodic evaluation for impairment.  In addition, under fresh-start accounting the accumulated deficit will be eliminated.  Thus, our future balance sheets and results of operations will not be comparable in many respects to balance sheets and consolidated statements of operations data for periods prior to the adoption of fresh-start accounting.  The lack of comparable historical information may discourage investors from purchasing our common stock.  Additionally, the financial information incorporated by reference into this prospectus may not be indicative of future financial information.

Risks Related to Ownership of Our Common Stock

The market price of our common stock is subject to volatility.

The market price of our common stock could be subject to wide fluctuations in response to numerous factors, many of which are beyond our control.  These factors include actual or anticipated variations in our operational results and cash flow, our and our competitors’ earnings, changes in financial estimates by securities analysts, trading volume, market conditions in the industry, the general state of the securities markets and the market for stocks of companies in the passenger airline industry, governmental legislation or regulation and currency and exchange rate fluctuations, as well as general economic and market conditions, such as recessions.

There is no prior trading market for shares of our common stock.

We have been subject to bankruptcy proceedings since September 2005.  These proceedings had a material adverse impact on the public trading market of our prior common stock and resulted in a delisting of our prior common stock from trading on the Nasdaq Stock Market, following which our prior common stock was quoted on the Pink Sheets Electronic Quotation Service under the symbol NWACQ.PK.  In addition, our outstanding prior common stock will be cancelled pursuant to the Plan upon emergence from bankruptcy.  Accordingly, the recent trading history of our prior common stock will not be indicative of the extent of any public trading market that might develop for our common stock.  We cannot assure you that an active trading market for our common stock will develop or be sustained.  The initial trading price of our common stock upon emergence from bankruptcy may not correspond to the price at which our common stock may trade in the public market in the future. Although we intend to apply for listing of our common stock on the New York Stock Exchange or the Nasdaq Global Market as a requirement under the Equity Commitment Agreement, there can be no assurances that such listing will be sustained or that such listing will facilitate active trading of our common stock.

Substantial sales of or trading in our common stock could occur in connection with emergence from bankruptcy, which could cause our stock price to be adversely affected.

Shares distributed in connection with the Plan generally may be sold in the public markets or under a registration rights agreement initially with J.P. Morgan Securities Inc., which we refer to as the “Registration Rights Agreement,” described herein under “The Reorganization — Registration Rights Agreement,” immediately following our emergence from bankruptcy or thereafter from time to time.  Some of our creditors or other investors who receive shares of our common stock in connection with the Plan may sell our shares shortly after emergence from bankruptcy for any number of reasons. The sale of significant amounts of our common stock or substantial trading in our common stock or the perception in the market that substantial trading in our common stock will occur, may adversely affect the market price of our common stock.

The resale of shares of our common stock registered by this prospectus may adversely affect the market price of our common stock.

We have granted registration rights to both J.P. Morgan Securities Inc. and the other Backstop Purchasers.  Giving effect to the transactions contemplated by the Plan, excluding the issuance of any shares to J.P. Morgan Securities Inc. and the other Backstop Purchasers in respect of unsecured claims held by them (which shares also may be subject to registration rights), approximately 10% of all of our outstanding securities will be registered for resale under the registration statement of which this prospectus forms a part.

The ability of J.P. Morgan Securities Inc. and the other Backstop Purchasers to sell a large number of shares upon our emergence from bankruptcy and at any time thereafter could be adversely disruptive to the trading price of our common stock.

We do not expect to pay dividends on our common stock for the foreseeable future.

The payment of any future dividends to our stockholders will depend on decisions that will be made by our board of directors and will depend on then existing conditions, including our operating results, financial condition, contractual restrictions, corporate law restrictions, capital agreements, the applicable laws of the State of Delaware and business prospects.  Currently, NWA Corp.’s existing debtor-in-possession financing facility, which will be converted into an exit financing facility, which we refer to as the “Exit Financing Facility,” and remain outstanding following our emergence from bankruptcy, prohibits the payment of dividends.  We do not expect to pay dividends for the foreseeable future.

We are a holding company with no significant operations of our own and depend on our subsidiaries for cash.

We are a holding company, most of our assets are held by our direct and indirect subsidiaries, and we will primarily rely on dividends and other payments or distributions from our subsidiaries to meet our debt service obligations.  The ability of our subsidiaries to pay dividends or make other payments or distributions to us will depend on their respective operating results and may be restricted by, among other things, the laws of their jurisdiction of organization (which may limit the amount of funds available for the payment of dividends), agreements of those subsidiaries, agreements with any co-investors in non-wholly-owned subsidiaries and the covenants of any future outstanding indebtedness we or our subsidiaries may incur.

Provisions in Delaware law, our amended and restated certificate of incorporation and bylaws, and our stockholder rights plan upon our emergence from bankruptcy might discourage, delay or prevent a change in control of our company or changes in our management and therefore depress the trading price of our common stock.

Our amended and restated certificate of incorporation and bylaws will contain provisions that could depress the trading price of our common stock by acting to discourage, delay or prevent a change in control of our company or changes in our management that our stockholders may deem advantageous. These provisions will:

•	require two-thirds super-majority voting to amend some provisions in our amended and restated certificate of incorporation and bylaws;

•	authorize the issuance of “blank check” preferred stock that our board of directors could issue to discourage a takeover attempt;

•	prohibit stockholder action by written consent, and require that all stockholder actions be taken at a meeting of our stockholders;

•	provide that the board of directors is expressly authorized to make, amend or repeal our bylaws except in limited circumstances; and

•	establish advance notice requirements for nominations for elections to our board or for proposing matters that can be acted upon by stockholders at stockholder meetings.

In conjunction with the issuance of our common stock, NWA Corp. plans to put in place a customary stockholder rights plan, or “poison pill.”  Under the rights plan, each share of common stock issued by NWA Corp. will have a right attached to it which is exercisable upon the occurrence of certain events, for example if any person or group acquires beneficial ownership above a specified threshold of NWA Corp.’s outstanding common stock or commences a tender or exchange offer that would result in such person or group acquiring beneficial ownership above that threshold of NWA Corp.’s outstanding common stock.  Once exercisable, the rights will entitle the stockholders (other than the acquiring person or group) to acquire common stock of NWA Corp. (or in some cases, of the acquiring person) at a significant discount to the market price.

Additionally, we are subject to Section 203 of the Delaware General Corporation Law, which we refer to as the “DGCL,” which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder and which may discourage, delay or prevent a change in control of our company. See “Description of Capital Stock — Anti-takeover Effects of Provisions of the DGCL and Provisions to Be Included In Our Amended and Restated Certificate of Incorporation and Bylaws and the Rights Plan.”

INCORPORATION BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus.  Later information that we file with the SEC will automatically update and supersede this information.  We incorporate by reference into this prospectus the documents listed below and any future filings made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” including filings made after the date of the initial registration statement and until the selling stockholders sell all of the securities:

1.                                       our Annual Report on Form 10-K for the year ended December 31, 2006 (filed March 16, 2007); and

2.                                       our Current Reports on Form 8-K dated January 12, 2007, January 23, 2007, February 16, 2007, March 14, 2007, March 16, 2007 and March 29, 2007 (under Item 1.01).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  Although incorporated by reference into this prospectus, the information contained in our Current Report on Form 8-K dated February 16, 2007 should not be considered or relied on in connection with the purchase of our common stock.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.  Our internet website is located at http://www.nwa.com.  The contents of the website are not incorporated by reference into this prospectus.  You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:  Northwest Airlines, Inc, Department A4110, 2700 Lone Oak Parkway, Eagan, MN 55121-1534, Telephone Number: (800) 953-3332.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus and the documents incorporated by reference into this prospectus are forward-looking statements and are based upon information available to NWA Corp. on the date the statements are made.  NWA Corp., through its management, may also from time to time make oral forward-looking statements.  In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, NWA Corp. is hereby identifying important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of NWA Corp.  Any such statement is qualified by reference to the following cautionary statements.

NWA Corp. believes that the material risks and uncertainties that could affect the outlook of an airline operating in a global economy include, among others, the ability of NWA Corp. to absorb escalating fuel costs, the ability of NWA Corp. to obtain and maintain normal terms with vendors and service providers, NWA Corp.’s ability to maintain contracts that are critical to its operations, the ability of NWA Corp. to operate pursuant to the terms of its financing facilities (particularly the related financial covenants), the ability of NWA Corp. to attract, motivate and/or retain key executives and associates, the future level of air travel demand, NWA Corp.’s future passenger traffic and yields, the airline industry pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the United States and other regions of the world, the price and availability of jet fuel, the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about SARS, Avian flu or other influenza or contagious illnesses, labor strikes, work disruptions, labor negotiations both at other carriers and NWA Corp., low cost carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuations, inflation and other factors discussed herein.  NWA Corp. also believes that the material risks and uncertainties that could affect us as we emerge from bankruptcy include, among others, that NWA Corp.’s actual financial results may vary significantly from the projections filed with the Bankruptcy Court, that our consolidated financial statements will reflect fresh-start accounting adjustments made upon emergence from bankruptcy, that financial information in our future financial statements will not be comparable to NWA Corp.’s financial information from prior periods, the ability of NWA Corp. to obtain and maintain any necessary financing for operations and other purposes, and the ability of NWA Corp. to maintain adequate liquidity.  NWA Corp. also believes that the material risks and uncertainties that could affect us as a result of the changes in our capital stock in connection with the Plan include, among others, the volatility of the market price of our stock, the lack of prior public trading market for shares of our common stock, that substantial sales of or trading in our common stock could occur in connection with our emergence from bankruptcy, that we pay no dividends, that we are a holding company with no significant operations of our own and depend on our subsidiaries for cash, and that Delaware law, our amended and restated certificate of incorporation and bylaws and our rights plan upon our emergence from bankruptcy might discourage, delay or prevent a change in control.

Developments in any of these areas, as well as other risks and uncertainties detailed from time to time in our SEC filings, could cause NWA Corp.’s results to differ from results that have been or may be projected by or on behalf of NWA Corp.  NWA Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  These statements deal with NWA Corp.’s expectations about the future and are subject to a number of factors that could cause actual results to differ materially from NWA Corp.’s expectations.  All subsequent written or oral forward-looking statements attributable to NWA Corp., or persons acting on behalf of NWA Corp., are expressly qualified in their entirety by the factors described above.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares of our common stock offered by this prospectus, and we will not receive any of such proceeds.

DIVIDEND POLICY

Since 1989, NWA Corp. has not paid any dividends on its common stock and does not expect to pay dividends for the foreseeable future.  Currently, NWA Corp.’s Exit Financing Facility, which will remain outstanding following our emergence from bankruptcy, prohibits the payment of dividends. In addition to requiring a waiver or elimination of such prohibition, the payment of any future dividends to our stockholders will depend on decisions that will be made by our board of directors and will depend on then existing conditions, including our financial condition, contractual restrictions, corporate law restrictions, capital requirements and business prospects.

THE REORGANIZATION

This section provides a description of the Debtors’ reorganization and emergence from bankruptcy reflecting the acceptance of the Plan by all classes entitled to vote and confirmation and approval of the Plan by the Bankruptcy Court and assuming that the effective date of the Plan has occurred. The description in this section is qualified in its entirety by reference to the Plan. The terms of the Plan are more detailed than the description provided in this section, which may have omitted descriptions of items that may be of interest to particular investors. Therefore, please carefully consider the actual provisions of the Plan for more complete information about the transactions to be consummated in connection with the Debtors’ emergence from bankruptcy. For further detail regarding the bankruptcy proceeding, please see the Notes to the Consolidated Financial Statement incorporated by reference herein.

On September 14, 2005, all but one of the Debtors filed voluntary petitions for relief under Chapter 11 with the Bankruptcy Court.  Subsequently, on September 30, 2005, NWA Aircraft Finance, Inc., an indirect subsidiary of NWA Corp. and the remaining Debtor, also filed a voluntary petition for relief under Chapter 11.  The Bankruptcy Court is jointly administering these cases under the caption “In re Northwest Airlines Corporation, et al., Case No. 05-17930 (ALG).”  Accordingly, the consolidated financial statements incorporated by reference herein have been prepared in accordance SOP 90-7, and on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of post-petition liabilities in the ordinary course of business.  In accordance with SOP 90-7, the financial statements for the periods presented distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of NWA Corp.  The consolidated financial statements incorporated by reference herein include certain subsidiaries that did not file to reorganize under Chapter 11.  The assets and liabilities of these subsidiaries are not considered material to the consolidated financial statements.

Plan of Reorganization

On January 12, 2007, the Debtors filed with the Bankruptcy Court an initial form of the Plan.  On February 15, 2007, NWA Corp. filed with the Bankruptcy Court an amended form of the Plan and the initial form of the Disclosure Statement.  On March 30, 2007, the Bankruptcy Court entered orders approving the Disclosure Statement and the Equity Commitment Agreement.

The Plan provides for the treatment of claims of creditors and the implementation of agreements with key labor groups, lenders and suppliers, as well as the raising of new equity capital by NWA Corp.  The Plan proposes to restructure NWA Corp.’s balance sheet through the elimination of all pre-petition unsecured debt. Under the Plan, (i) 225,788,536 shares of our common stock will be issued to holders of certain general unsecured claims; (ii) 8,622,772 shares of our common stock will be issued to such holders who also hold a guaranty from a Debtor; (iii) 9,788,692 shares of our common stock will be issued under a management equity plan; (iv) 23,611,111 shares of our common stock will be sold pursuant to the Rights Offering, for which in accordance with the Equity Commitment Agreement and a related syndication agreement J.P. Morgan Securities Inc. and the other Backstop Purchasers will provide a backstop; and (v) 4,166,667 shares of our common stock also will be purchased from NWA Corp. by J.P. Morgan Securities Inc. and the other Backstop Purchasers. Some or all of such purchasers also may be entitled to certain of the shares referred to in clause (i) in partial satisfaction of unsecured claims held by them. The registration statement of which this prospectus forms a part relates to the proposed resale of such of the 23,611,111 shares of our common stock as are purchased by J.P. Morgan Securities Inc. and the other Backstop Purchasers and such 4,166,667 shares of our common stock to be purchased from us by J.P. Morgan Securities Inc. and the other Backstop Purchasers.  In addition, this prospectus may be amended prior to effectiveness of the registration statement to include such number of shares of our common stock allocated to the selling stockholders in the initial distribution of our common stock under the Plan pursuant to the terms thereof in respect of the unsecured claims held by them and purchased by them upon exercise of rights. We may subsequently register any additional shares of our common stock allocated to the selling stockholders in subsequent distributions under the Plan in respect of the unsecured claims held by them. Shareholders of NWA Corp. prior to the effective date of the Plan will receive no distributions under the Plan and their stock outstanding prior to that date will be cancelled.

NWA Corp. will distribute the Plan and Disclosure Statement to its creditors and begin a period of solicitation of creditors for acceptance of the Plan.  The Disclosure Statement contains detailed information about the Plan, notice of the time for filing acceptance or rejection of the Plan and timing of the hearing to consider confirmation of the Plan, the Rights Offering, financial projections and financial estimates regarding the Debtors’ reorganized business enterprise value.  Neither the projections nor any form of the Disclosure Statement were prepared for the purpose of any offering of our common stock and have not been, and may not be, updated on an ongoing basis. The projections reflect numerous assumptions concerning our anticipated future performance and prevailing and anticipated market and economic conditions at the time they were prepared that were and continue to be beyond our control and that may not materialize. No projections nor any form of the Disclosure Statement should be considered or relied upon in connection with the purchase of our common stock. See “Risk Factors — Our actual financial results may vary significantly from the projections filed with the Bankruptcy Court.”

Nothing contained in this prospectus is intended to be, nor should it be construed as, a solicitation for a vote on the Plan.  The Plan will become effective only if it receives the requisite approval and is confirmed by the Bankruptcy Court, which NWA Corp. currently expects to occur during the second quarter of 2007.  However, there can be no assurance that the Bankruptcy Court will confirm the Plan or that the Plan will be implemented successfully.

Rights Offering

Pursuant to the Plan and an order of the Bankruptcy Court approving the Rights Offering subscription procedures, NWA Corp. will initiate the Rights Offering, whereby holders of Allowed Class 1D Claims (other than Subordinated Claims, as defined in the Plan) as of the record date fixed by the Bankruptcy Court for the solicitation of acceptances and rejections of the Plan will be offered the right to purchase up to their pro rata share of 23,611,111 shares of our common stock at a purchase price of $27.00 per share. To exercise these rights, each subscribing holder will be required to enter into with us a subscription agreement, which will be distributed to the holder together with its ballot as part of the solicitation materials relating to approval of the Plan, and pay to a subscription agent (on behalf of the Debtors) on or before the expiration of the Rights Offering an amount equal to the aggregate purchase price for the shares of our common stock elected to be purchased by that holder pursuant to the Rights Offering.

In the event that the Plan does not become effective, the subscription agent or NWA Corp., as the case may be, will return to each holder that exercised rights under the Rights Offering the aggregate purchase price paid by that holder without any interest thereon.

Equity Commitment Agreement

In connection with the Rights Offering, NWA Corp. and Northwest Airlines, Inc., as guarantor, entered into the Equity Commitment Agreement with J.P. Morgan Securities Inc. pursuant to which J.P. Morgan Securities Inc. committed to purchase from us, at $27.00 per share, any of the 23,611,111 shares of our common stock to be offered pursuant to the Rights Offering that are not subscribed for and issued pursuant to the Rights Offering. Pursuant to the Equity Commitment Agreement, J.P. Morgan Securities Inc.

agreed to purchase from us an additional 4,166,667 shares of our common stock. Also pursuant to the Equity Commitment Agreement, in consideration for these commitments from J.P. Morgan Securities Inc., NWA Corp. will pay J.P. Morgan Securities Inc. a $20,625,000 fee, which we refer to as the Backstop Fee, on the next business day following the tenth day after the entry of the Agreement Order, as described below, subject to disgorgement under certain limited circumstances.  The Equity Commitment Agreement also requires NWA Corp. to pay J.P. Morgan Securities Inc. a non-refundable additional fee of $1,875,000 on each of May 15, 2007 and May 31, 2007 if such date occurs before the expiration of the Rights Offering, which will be the 30th calendar day after the date the ballots relating to solicitation of approval under the Plan are distributed under the Plan, unless extended.

In connection with the Equity Commitment Agreement, J.P. Morgan Securities Inc. entered into a syndication agreement, which we call the “Syndication Agreement,” with the other Backstop Purchasers, whereby each other Backstop Purchaser agreed to purchase from J.P. Morgan Securities Inc. a portion of any shares of our common stock purchased by J.P. Morgan Securities Inc. under the Equity Commitment Agreement. No Backstop Purchaser will be a competitor of NWA Corp. The other Backstop Purchasers will receive a portion of the Backstop Fee in consideration for their commitments under the Syndication Agreement.

The commitment of J.P. Morgan Securities Inc. to purchase shares of our common stock pursuant to the Equity Commitment Agreement is subject to the satisfaction of various conditions under the Equity Commitment Agreement, such that the Backstop Purchasers will not be obligated to purchase our common stock subject to the terms of the Equity Commitment Agreement and the related Syndication Agreement unless certain conditions precedent are satisfied, including the following:

•                  an order, which we call the Agreement Order, under sections 105 and 363 of the United States Bankruptcy Code, which we refer to as the “Bankruptcy Code,” approving the Equity Commitment Agreement, the Registration Rights Agreement and the various terms thereof, among other things, including NWA Corp.’s entering into such agreements, shall have been entered by the Bankruptcy Court and shall not have been reversed, stayed, modified or amended and as to which (a) the time to appeal, seek certiorari or request re-argument or further review or rehearing shall have expired, and no appeal, petition for certiorari or request for re-argument or further review or rehearing shall have been timely filed, or (b) any appeal that has been or may be taken or any petition for certiorari or request for re-argument or further review or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed, from which certiorari was sought or to which the request was made, and no further appeal or petition for certiorari has been or can be taken or granted;

•                  a confirmation order has been entered by the Bankruptcy Court and that order is non-appealable, has not been appealed within ten calendar days of its entry or, if the order is appealed, has not been stayed pending appeal, and there has not been entered by any court of competent jurisdiction any reversal, modification or vacatur, in whole or in part, of the confirmation order;

•                  the Disclosure Statement and the Plan shall not conflict with and shall be consistent with the term sheet and the representations, warranties and covenants made by NWA Corp. under the Equity Commitment Agreement and the financial conditions set forth in such term sheet shall have been satisfied;

•                  the NWA Corp. common stock issuable under the Plan, the Rights Offering and the Equity Commitment Agreement has been approved for trading on the New York Stock Exchange or the Nasdaq Global Market, subject to official notice of issuance; and

•                  the conditions to confirmation and the conditions to the effective date of the Plan shall have been satisfied or waived by J.P. Morgan Securities Inc. and NWA Corp. in accordance with the Plan, and the effective date of the Plan shall have occurred or will occur on the closing date as contemplated by the Equity Commitment Agreement, which we refer to as the “Closing Date.”

The Equity Commitment Agreement shall terminate automatically if the purchase and sale of the shares of common stock contemplated by such agreement shall not have occurred by June 30, 2007. Other termination rights apply with various fee obligations depending on the circumstances of such termination. The Equity Commitment Agreement also contains certain representations and warranties made by us and J.P. Morgan Securities Inc. to each other.

Notwithstanding the obligations of the Backstop Purchasers under the Plan as described above, the Equity Commitment Agreement provides that in the event a Backstop Purchaser is obligated to purchase a number of shares under the backstop commitment contained the Equity Commitment Agreement that would cause its total ownership interest in NWA Corp., as determined for the purposes of Section 382, which we refer to as “Section 382,” of the Internal Revenue Code of 1986, as amended, to exceed 4.75% of the total number of shares of our common stock to be outstanding on the Closing Date, the Backstop Purchaser will immediately notify us in writing of such determination, and we will either (i) reduce the Backstop Purchaser’s purchase obligation such that its ownership of our common stock would not exceed 4.75% or (ii) permit the Backstop Purchaser to purchase shares in excess of 4.75% to comply with its purchase obligations under the Equity Commitment Agreement; provided that, in the latter case, our board of directors will waive all restrictions on the Backstop Purchaser’s ability to dispose of a number of shares of our common stock equal to the number of shares that it purchased pursuant to the backstop commitment contained in the Equity Commitment Agreement.  In addition, in the event any Backstop Purchaser is obligated under the Syndication Agreement to purchase a number of shares under the Equity Commitment Agreement that could cause its total ownership interest in NWA Corp., as determined for the purposes of Section 382, to exceed 4.75% of the total number of shares of our common stock to be outstanding on the Closing Date, our board of directors will waive all restrictions on such Backstop Purchaser’s ability to dispose of a number of shares of our common stock equal to the number of shares purchased by it under the Equity Commitment Agreement.

Registration Rights Agreement

The Equity Commitment Agreement contemplates that, on or before the effective date of the Plan, NWA Corp. will have entered into the Registration Rights Agreement providing for registration of the resale of our common stock by J.P. Morgan and the other Backstop Purchasers and will have filed the registration statement of which this prospectus forms a part with the SEC for this purpose. The Equity Commitment Agreement requires that we use commercially reasonable efforts to cause the registration statement, of which this prospectus forms a part, to become effective by June 30, 2007.  The Backstop Purchasers have the right to become parties to the Registration Rights Agreement by way of executing joinders to the Registration Rights Agreement.

Among other things, pursuant to the terms of the Registration Rights Agreement:

•                  we will be required to file the registration statement of which this prospectus forms a part to effect the registration of the resale of the shares of our common stock acquired pursuant to the Equity Commitment Agreement by J.P. Morgan

                    Securities Inc. and the other Backstop Investors, and their successors, assigns and transferees, on the effective date of the Plan and all other of our shares acquired under the Plan and pursuant to the Rights Offering by such persons that are required to be registered for resale under the Securities Act in connection with the resale thereof;

•                  once the registration statement of which this prospectus forms a part has been declared effective by the SEC, it shall be kept effective for two years after the later of (i) the initial effective date of such registration and (ii) the effective date of the Plan;

•                  in the event that the registration statement of which this prospectus is a part ceases to be effective, we will be required to use commercially reasonable efforts to:

•                  cause a replacement registration statement to be filed with the SEC as promptly as practicable,

•                  have that replacement registration statement declared effective by the SEC as promptly as practicable after its filing, and

•                  cause that replacement registration statement to remain continually effective and properly supplemented and amended for two years following the first day of effectiveness of that replacement registration statement;

•                  if we propose to file certain types of registration statements under the Securities Act with respect to an offering of our equity securities at a time when the registration statement of which this prospectus forms a part, or a replacement thereof, is not effective, then we will be required to use commercially reasonable efforts to offer the other parties to the Registration Rights Agreement the opportunity to register all or part of their shares on the terms and conditions set forth in the Registration Rights Agreement;

•                  we will provide representations and warranties and indemnities and contribution of the type that are both consistent with those contained in the Equity Commitment Agreement and customary in underwriting agreements for underwritten public offerings;

•                  we will pay all expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of J.P. Morgan Securities Inc. and the other Backstop Purchasers (considered together), excluding underwriting fees, discounts and commissions; and

•                  the registration rights to be granted in the Registration Rights Agreement will be subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter. The Registration Rights Agreement will also contain customary indemnification and contribution provisions, and certain limited representations and warranties made by us to the other parties to the Registration Rights Agreement. Further details concerning these representations and warranties and the other terms of the Registration Rights Agreement may be obtained through a review of the Registration Rights Agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part prior to the effectiveness thereof.

Securities Trading Matters

On October 28, 2005, the Bankruptcy Court entered an order that restricts the trading of our prior common stock and debt interests in NWA Corp.  The purpose of the order is to ensure that NWA Corp. does not lose the benefit of its net operating loss carryforwards, which we refer to as “NOLs,” for tax purposes.  Under federal and state income tax law, NOLs can be used to offset future taxable income, and thus are a valuable asset of the Debtors’ estate.  Certain trading in our stock (or debt when we are in bankruptcy) could adversely affect our ability to use the NOLs.  Thus, we obtained an order that enables us to closely monitor certain transfers of stock and claims and restrict those transfers that may compromise our ability to use our NOLs.

Our prior common stock ceased trading on the Nasdaq Stock Market on September 26, 2005, following which it was quoted on the Pink Sheets Electronic Quotation Service under the symbol NWACQ.PK.  However, under the Plan, no value is ascribed to our outstanding prior common stock, preferred stock or other equity securities. Upon the effective date of the Plan, our outstanding prior common and preferred stock will be cancelled for no consideration and therefore our stockholders prior to that date will no longer have any interest as stockholders in NWA Corp. by virtue of their ownership of our prior common or preferred stock prior to emergence from bankruptcy.

SELLING STOCKHOLDERS

Information with respect to beneficial ownership has been furnished by each selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC.  To our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The shares of common stock that may be offered pursuant to this prospectus were acquired by the selling stockholders in connection with the transactions contemplated by the Plan.

The following table sets forth information with respect to the selling stockholders and the shares of NWA Corp.’s common stock beneficially owned by the selling stockholders that may be offered pursuant to this prospectus.  The selling stockholders may offer all, some or none of their shares of common stock.

		Maximum number of shares of common	Number of shares of	Percentage of shares of common stock beneficially owned
Name(1)	Number of shares of common stock beneficially owned	stock that may be offered by this prospectus	common stock to be beneficially owned after offering(2)	Before offering	If maximum number of shares offered are sold

(1)                                  As of the date hereof, the selling stockholders have not been determined.

(2)                                  Assumes all shares that may be sold under this prospectus are sold.

DESCRIPTION OF CAPTIAL STOCK

The following is a description of the material terms of the capital stock of NWA Corp. that will be in place immediately after the effective date of the Plan.  This description also summarizes certain provisions of the DGCL.

Authorized Capital Stock

NWA Corp. is expected to have authority to issue a total of [•] shares of capital stock, which we refer to as NWA Corp. capital stock, consisting of:

•                 400,000,000 shares of common stock, par value $0.01 per share; and

•                 [•] shares of preferred stock, par value $0.01 per share.

Outstanding Capital Stock

Immediately following completion of the transactions contemplated by the Plan, we expect that there will be approximately [•] holders of our capital stock and the following capital stock, of which [•] shares of series A preferred stock are reserved for issuance pursuant to the terms of a rights agreement, is expected to be issued and outstanding:

•                 271,977,778 shares of common stock; and

•                 no shares of preferred stock.

Rights and Preferences of NWA Corp. Capital Stock

Common Stock

Voting Rights

All shares of our common stock have identical rights and privileges.  The holders of shares of our common stock are entitled to vote on all matters submitted to a vote of our stockholders, including the election of directors.  On all matters to be voted on by holders of shares of our common stock, the holders will be entitled to one vote for each share of our common stock held of record, and will have no cumulative voting rights.

Dividend Rights

Subject to limitations under Delaware law, preferences that may apply to any outstanding shares of preferred stock and contractual restrictions, holders of our common stock are entitled to receive ratably dividends or other distributions when and if declared by NWA Corp.’s board of directors.  Currently, NWA Corp.’s Exit Financing Facility, which will remain outstanding following our emergence from bankruptcy, prohibits the payment of dividends. In addition to requiring a waiver or elimination of such prohibition, the payment of any future dividends to our stockholders will depend on decisions that will be made by our board of directors and will depend on then existing conditions, including our financial condition, contractual restrictions, corporate law restrictions, capital requirements and business prospects. The ability of our board of directors to declare dividends also will be subject to the rights of any holders of outstanding shares of our preferred stock and the availability of sufficient funds under the DGCL to pay dividends.  For a more complete description of the dividend rights of holders of shares of our preferred stock, see “- Blank Check Preferred Stock” below.  For a more complete description of our dividend policy, see “Dividend Policy.”

Liquidation Preference

In the event of a liquidation, dissolution or winding up of NWA Corp., after the payment in full of all amounts owed to our creditors and holders of any outstanding shares of our preferred stock, the remaining assets of NWA Corp. will be distributed ratably to the holders of shares of our common stock.  The rights, preferences and privileges of holders of shares of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which NWA Corp. may designate and issue in the future without stockholder approval.

Other Rights

Holders of our common stock do not have pre-emptive, subscription, redemption or conversion rights.

Blank Check Preferred Stock

Under the terms of the amended and restated certificate of incorporation, the NWA Corp. board of directors is authorized to issue from time to time, without stockholder approval, up to an aggregate of [•] shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series.  These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.  If NWA Corp.’s board of directors decides to issue shares to persons supportive of current management, this could render more difficult or discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest or otherwise.  Authorized but unissued shares also could be used to dilute the stock ownership of persons seeking to obtain control of NWA Corp.

Anti-takeover Effects of Provisions of the DGCL and Provisions to Be Included In Our Amended and Restated Certificate of Incorporation and Bylaws and the Rights Plan

The DGCL contains, and our amended and restated certificate of incorporation and bylaws will contain, a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of NWA Corp.  In addition, provisions of our amended and restated certificate of incorporation and bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares held by our stockholders.

Section 203

We are subject to Section 203 of the DGCL.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years from the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained this status with the approval of the board or unless the business combination was approved in a prescribed manner.  A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years owned, 15% or more of the corporation’s voting stock.  This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to NWA Corp. and, accordingly, may discourage attempts to acquire NWA Corp.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our certificate of incorporation and bylaws, as amended and restated, will provide for the following, which, in each case, may have the effect of discouraging transactions that involve an actual or threatened change of control of NWA Corp.:

Removal of Directors; Vacancies

The amended and restated certificate of incorporation will provide that sitting directors of NWA Corp. may be removed with or without cause by a vote of holders of at least a majority of the stockholders entitled to vote, and any vacancy occurring in the board may be filled only by a majority of the directors then in office, even though less than a quorum.

No Written Consent of Stockholders

Any action to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.

Special Meetings of Stockholders

Special meetings of our stockholders may be called only by the chairman of our board of directors or by the chairman of our board of directors as directed by a resolution approved by a majority of the whole board of directors.  Business to be transacted at a special meeting will be limited by the amended and restated bylaws to the purpose or purposes stated in the notice of the meeting.

Advance Notice Requirement

Stockholders must provide timely notice when seeking to:

•                 bring business before an annual meeting of stockholders;

•                 bring business before a special meeting of stockholders (if contemplated and permitted by the notice of a special meeting); or

•                 nominate candidates for election at an annual meeting of stockholders.

To be timely, a stockholder’s notice must be received at our principal executive offices:

•                 in the case of an annual meeting:

•                  not later than the ninetieth day nor earlier than the one hundred twentieth day prior to the anniversary date of the immediately preceding annual meeting, or

•                  in the case of a special meeting, not more than one hundred twenty (120) days prior to such special meeting nor less than ninety (90) days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting.

Supermajority Provisions.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares then entitled to vote at an election of directors, voting together as a single class, is required to amend a corporation’s certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage.  The amended and restated certificate of incorporation will provide that the following provisions in the amended and restated certificate of incorporation and amended and restated bylaws may be amended only by a vote of 66 2/3% or more of all of the outstanding shares of NWA Corp.’s capital stock then entitled to vote:

•                 the prohibition on stockholder action by written consent;

•                 the ability to call a special meeting of stockholders being vested in the chairman of the board, on his or her own initiative or as directed by a resolution approved by a majority of the whole board of directors;

•                 provisions governing filling vacancies on the board;

•                 the advance notice requirements for stockholder proposals and director nominations; and

•                 the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

In addition, subject to the foregoing, the amended and restated certificate of incorporation will grant the board of directors the authority to amend and repeal the bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or the amended and restated certificate of incorporation.

Stockholder Rights Plan

In conjunction with the issuance of our common stock, NWA Corp. plans to put in place a customary stockholder rights plan, or “poison pill.”  Under the rights plan, each share of common stock issued by NWA Corp. will have a right attached to it which is exercisable upon the occurrence of certain events, for example if any person or group acquires beneficial ownership above a specified threshold of NWA Corp.’s outstanding common stock or commences a tender or exchange offer that would result in such person or group acquiring beneficial ownership above that threshold of NWA Corp.’s outstanding common stock.  Once exercisable, the rights will entitle the stockholders (other than the acquiring person or group) to acquire common stock of NWA Corp. (or in some cases, of the acquiring person) at a substantial discount to the market price.

Foreign Ownership of Shares

The Federal Aviation Act prohibits non-United States citizens from owning more than 25% of the voting interest of a company such as NWA Corp., which owns a United States air carrier.  NWA Corp.'s Amended and Restated Certificate of Incorporation will provide that no share of NWA Corp.'s voting stock may be voted by or at the direction of persons who are not United States citizens unless such shares are registered on a separate stock registry maintained by NWA Corp. for non-United States holders (the "Foreign Stock Registry").  NWA Corp.'s Amended and Restated Bylaws will provide that no shares of NWA Corp.'s voting stock held by non-United States citizens will be registered on the Foreign Stock Registry if the amount so registered would exceed foreign ownership restrictions, currently 25% of the voting stock of NWA Corp.

Under Section 40102(a)(15) of the Federal Aviation Act, the term "citizen of the United States" is defined as: (i) an individual who is a citizen of the United States, (ii) a partnership each of whose partners is an individual who is a citizen of the United States, or (iii) a corporation or association organized under the laws of the United States or a state, the District of Columbia or a territory or possession of the United States of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States.

Transfer Agent and Registrar

The transfer agent and registrar for NWA Corp.’s common stock is           .

Limitations on Liability and Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our amended and restated certificate of incorporation is expected to limit the liability of directors to the fullest extent permitted by the DGCL.  In addition, our amended and restated bylaws will provide that we must indemnify our directors and officers to the full extent permitted by the DGCL.  Our amended and restated certificate of incorporation will include a provision that eliminates the personal liability of a director to NWA Corp. for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to NWA Corp. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The limitation of liability and indemnification provisions to be included in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell some or all of the securities covered by this prospectus from time to time on any stock exchange or automated inter-dealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the securities by one or more of the following methods, without limitation:

•                  block trades in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•                  an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

•                  ordinary brokerage transactions and transactions in which the broker solicits purchases;

•                  privately negotiated transactions;

•                  short sales, either directly or with a broker-dealer or affiliate thereof;

•                  through the writing of options on the securities, whether or not the options are listed on an options exchange;

•                  through loans or pledges of the securities to a broker-dealer or an affiliate thereof;

•                  by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our common stock;

•                  through the distribution of the securities by any selling stockholder to its partners, members or stockholders;

•                  one or more underwritten offerings on a firm commitment or best efforts basis; and

•                  any combination of any of these methods of sale.

We do not know of any arrangements by the selling stockholders for the sale of any of the securities.

For example, the selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated inter-dealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. As and when a selling stockholder takes such actions, the number of securities offered under this prospectus on behalf of such selling stockholder will decrease. The plan of distribution for that selling stockholder’s securities will otherwise remain unchanged.

A selling stockholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales. A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling stockholder may also loan the securities offered hereby to a broker-dealer and the broker-dealer may sell the loaned securities pursuant to this prospectus.

A selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third-party may use securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third-party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

To the extent required under the Securities Act, the aggregate amount of selling stockholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, as amended, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

Under the Equity Commitment Agreement and the Registration Rights Agreement, we have agreed to indemnify in certain circumstances certain of the selling stockholders against certain liabilities, including liabilities under the Securities Act, as amended. Certain of the selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act, as amended.

Certain of the securities offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act, as amended. We agreed to use commercially reasonable efforts to register the securities under the Securities Act, as amended, and to keep the registration statement of which this prospectus is a part effective for a specified period of time. We have agreed to pay certain expenses in connection with this offering, including the fees and expenses of one counsel retained by or on behalf of J.P. Morgan Securities Inc. and/or the other Backstop Purchasers (considered together), excluding underwriting fees, discounts and commissions.

We will not receive any proceeds from sales of any securities by the selling stockholders.

We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.

SHARES OF COMMON STOCK ISSUED IN THE
REORGANIZATION ELIGIBLE FOR FUTURE SALES

Issuance of Securities

With certain exceptions, and under certain conditions discussed below, Section 1145, which we refer to as “Section 1145,” of the Bankruptcy Code exempts the offer or sale of securities under a plan of reorganization (as well as subsequent distributions by the distribution agent) from registration under the Securities Act and state and local laws. Under Section 1145, generally, such registration requirements for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security do not apply if the offer or sale under a plan of a security of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan is (i) in exchange for a claim against, an interest in, or a claim for an administrative expense in the case concerning, the debtor or such affiliate; or (ii) is principally in such exchange and partly for cash or property. The Plan provides that our shares of common stock to be issued and distributed shall be, and shall be deemed to be, exempt from registration under any applicable federal or state securities law to the fullest extent permissible under applicable non-bankruptcy law and under bankruptcy law, including, without limitation, Section 1145.

Subsequent Transfers of Securities

Subject to volume and transfer restrictions under the Securities Act on sales by affiliates, the shares of our common stock issued under the Plan may be freely transferred by most recipients following distribution under the Plan, and certain resales and subsequent transactions in such shares of our common stock are exempt from registration under federal and state securities laws, unless the holder is an “underwriter” with respect to such shares of common stock. Subsection (b) of Section 1145 defines four types of “underwriters:”

•                  persons who purchase a claim against, an interest in, or a claim for an administrative expense against the debtor with a view to distributing any securities received in exchange for such a claim or interest;

•                  persons who offer to sell securities offered under a plan for the holders of such securities;

•                  persons who offer to buy such securities from the holders of such securities, if the offer to buy is (A) with a view to the distribution of such securities or (B) made under a distribution agreement; and

•                  a person who is an “issuer” with respect to the securities, as the term “issuer” is defined in Section 2(a)(11) of the Securities Act.

Under Section 2(a)(11) of the Securities Act, an “issuer” includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer.

To the extent that persons deemed to be “underwriters” received shares of our common stock in the Plan, resales by such persons would not be exempted by Section 1145 from registration under the Securities Act or other applicable law. Persons deemed to be underwriters, however, may be able to sell these shares of our common stock without registration subject to the provisions of Rule 144 under the Securities Act, which permits the public sale of securities received under a plan of reorganization by persons who would be deemed to be “underwriters” under Section 1145, subject to the availability to the public of current information regarding the issuer and to volume limitations and certain other conditions.

Whether or not any particular person would be deemed an “underwriter” with respect to shares of our common stock would depend upon various facts and circumstances applicable to that person. Accordingly, we express no view as to whether any particular person that will receive distributions under the plan of reorganization will be an “underwriter” with respect to these shares of common stock.

Given the complex and subjective nature of the question of whether a particular holder may be an underwriter, we make no representation concerning the right of any person to trade in the shares of our common stock to be issued pursuant to the Plan. We recommend that recipients of our securities consult their own counsel concerning whether they may freely trade these shares of common stock under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon under United States law for us by Michael L. Miller, our Vice President – Law and Secretary.

EXPERTS

The consolidated financial statements and schedule of Northwest Airlines Corporation appearing in Northwest Airlines Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein (which contain an explanatory paragraph describing conditions that raise substantial doubt about Northwest Airlines Corporation’s ability to continue as a going concern as described in Notes 1 and 2 to the consolidated financial statements), and incorporated herein by reference.  Such financial statements and schedule, and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the resale of the shares of our common stock offered by this prospectus.  This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information with respect to us and our common stock offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.  Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.   A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.  The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.  We maintain a website at http://www.nwa.com.  You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  The reference to our web address does not constitute incorporation by reference of the information contained at such site.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Expenses payable by Northwest Airlines Corporation (“NWA Corp.”) in connection with the sale of the common stock being registered, other than the Backstop Fee, are estimated as follows:

Amounts to be Paid
Securities and Exchange Commission Registration fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .		$23,025.00
Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$	*
Accounting fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$	*
Printing of Registration Statement, Prospectus, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$	*
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$	*
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$	*

*                 To be completed by amendment.

Item 15.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The indemnity may include expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.  A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

In accordance with Section 102(b)(7) of the DGCL, the Restated Certificate of Incorporation of NWA Corp. will provide that the directors of NWA Corp. shall not be personally liability to NWA Corp. or its stockholders for monetary damages for violations of their fiduciary duty, except  (i) for any breach of the director’s fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. Our Restated Certificate of Incorporation will contain provisions permitted by Section 102(b)(7) of the DGCL.

Article VIII of the bylaws, as amended and restated, of NWA Corp. provides for indemnification of the officers and directors of NWA Corp. to the full extent permitted by applicable law.

Item 16.  Exhibits.

See Exhibit Index.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)                                  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission (the “SEC”) by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)                                  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)                                  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)                                  that, for the purpose of determining liability under the Securities Act of 1933 (the “Securities Act”) to any purchaser:

(i)                                     each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)                                  that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  any free writing prospectus relating to the offering prepared by, or on behalf of, the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on April     , 2007.

NORTHWEST AIRLINES CORPORATION (DEBTOR-IN-POSSESSION) (Registrant)
By:	/s/ Douglas M. Steenland
Name: Title:	Douglas M. Steenland President and Chief Executive Officer

The undersigned directors and officers of Northwest Airlines Corporation hereby constitute and appoint Douglas M. Steenland, Neal S. Cohen and Anna M. Schaefer and each of them, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Douglas M. Steenland
Douglas M. Steenland /s/ Neal S. Cohen	President, Chief Executive Officer and Director (principal executive officer)	April 2, 2007
Neal S. Cohen /s/ Anna M. Schaefer	Executive Vice President and Chief Financial Officer (principal financial officer)	April 2, 2007
Anna M. Schaefer /s/ Gary L. Wilson	Vice President-Finance and Chief Accounting Officer (principal accounting officer)	April 2, 2007
Gary L. Wilson /s/ Ray W. Benning, Jr	Chairman of the Board of Directors	April 2, 2007
Ray W. Benning, Jr /s/ Roy Bostock	Director	April 2, 2007
Roy Bostock /s/ John Engler	Director	April 2, 2007
John Engler /s/ Robert L. Friedman	Director	April 2, 2007
Robert L. Friedman /s/ Doris Kearns Goodwin	Director	April 2, 2007
Doris Kearns Goodwin /s/ Dennis F. Hightower	Director	April 2, 2007
Dennis F. Hightower /s/ Jeffrey G. Katz	Director	April 2, 2007
Jeffrey G. Katz	Director	April 2, 2007
George J. Kourpias /s/ Frederic V. Malek	Director	April 2, 2007
Frederic V. Malek /s/ Leo M. van Wijk	Director	April 2, 2007
Leo M. van Wijk /s/ William S. Zoller	Director	April 2, 2007
William S. Zoller	Director	April 2, 2007

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
3.1+	Amended and Restated Certificate of Incorporation

3.2+	Amended and Restated Bylaws

4.2

The registrant hereby agrees to furnish to the Securities and Exchange Commission, upon request, copies of certain instruments defining the rights of holders of long-term debt of the kind described in Item 601(b) (4) of Regulation S-K.

4.3+	Registration Rights Agreement by and Northwest Airlines Corporation, J.P. Morgan Securities Inc. and any parties identified on the signature pages of any joinder agreements executed pursuant thereto.

5.1+	Opinion of Michael L. Miller, Vice President — Law and Secretary of Northwest Airlines Corporation, as to the validity of the securities being registered.

23.1*	Consent of Ernst & Young LLP.

23.2+	Consent of Michael L. Miller, Vice President — Law and Secretary of Northwest Airlines Corporation (included in Exhibit 5.1).

24.1*	Powers of Attorney (included in signature page).

+                 To be filed by amendment.

*                 Filed Herewith.